SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

AEROSONIC CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-11750	74-1668471
State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 North Hercules Avenue
Clearwater, Florida 33765
(Address of principal executive offices and Zip Code)

(727) 461-3000
(Registrant’s telephone number, including Area Code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amendment to Aerosonic Corporation 2004 Stock Incentive Plan (as Amended and Restated on July 26, 2007).

        At the Annual Meeting of the stockholders of Aerosonic Corporation (the “Company”) held on July 26, 2007, the Company’s stockholders approved an amendment of the Company’s 2004 Stock Incentive Plan (as Amended and Restated on July 26, 2007) (the “SIP”), for purposes of making the major changes noted below (in addition to other less substantive changes, as shown on the face of the SIP found in the Company’s Proxy Statement described below):

•	increase the number of authorized shares of common stock for the Aerosonic Corporation 2004 Stock Incentive Plan (the “Plan”) from 200,000 shares to 400,000 shares of common stock;

•	provide for grants to eligible persons of stock appreciation rights in addition to the other awards currently available under the Plan; and

•	increase the number of shares of common stock from 50,000 to 200,000 that can be subject to awards granted in any calendar year to any participant.

        Additional information concerning certain of the amendments to the SIP can be found in the Company’s Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2007, as amended by the Amendment to Proxy Statement filed with the SEC on June 26, 2007.

        The description of the SIP and the amendments thereto described in this report does not purport to be complete and is qualified in its entirety by the language in the SIP, which is incorporated herein by reference to Appendix A of the Company’s Proxy Statement filed with the SEC on May 31, 2007, as amended by the Amendment to Proxy Statement filed with the SEC on June 26, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2007	AEROSONIC CORPORATION By: /s/ David A. Baldini David A. Baldini Chairman of the Board President and Chief Executive Officer